EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-12g/A of our report dated July 16, 2018, relating to the consolidated financial statements of Solei Systems, Inc., as of the years ended December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/s/ Farber Hass Hurley LLP

Certified Public Accountants

Chatsworth, California
November 5, 2018